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                                                                  EXHIBIT  8.02



                   [LOCKE PURNELL RAIN HARRELL LETTERHEAD]



                               October 4, 1996



Crescent Real Estate Equities, Inc.
900 Third Avenue, Suite 1800
New York, New York  10022


Gentlemen:

        We have acted as special tax counsel to Crescent Real Estate Equities, Inc. ("Crescent Equities") in connection with the registration statement on Form S-3, No. 33-97794, which was originally filed with the Securities and Exchange Commission on October 14, 1995, and which, as amended, was declared effective on June 18, 1996. Such registration statement (the "Registration Statement") includes a prospectus supplement filed on October 4, 1996 (the "Prospectus Supplement") to the prospectus (the "Prospectus") contained in the Registration Statement. Capitalized terms used hereunder but not defined have the meaning ascribed to them in the Registration Statement.

        In rendering this opinion we have examined such documents as we have deemed relevant or necessary, including the Prospectus and Prospectus Supplement, and our conclusions are based upon the facts contained in the Prospectus and Prospectus Supplement. The initial and continuing accuracy of these facts constitutes an integral basis for the opinion expressed herein.

        In our opinion, the discussion contained in the final Prospectus Supplement filed as part of the final Registration Statement in the subsection entitled "Federal Income Tax Considerations - State and Local Taxes" accurately summarizes the Texas franchise tax matters that are likely to be material to a holder of common stock of Crescent Equities. The foregoing opinion is limited to the specific matter covered hereby and does not apply to any other matters discussed under the heading "Federal Income Tax Considerations." This opinion is based upon existing State of Texas statutes and regulations and positions of the Texas State Comptroller of Public Accounts as of the date hereof, all of which are subject to change, both retroactively or prospectively.

        This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the reference to our Firm in the Registration Statement under the caption "Federal Income Tax





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Crescent Real Estate Equities, Inc.
October 4, 1996
Page 2


Considerations - State and Local Taxes" and "Legal Matters." In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                    Very truly yours,

                                    LOCKE PURNELL RAIN HARRELL
                                    (A Professional Corporation)


                                    By:  /s/ C. RONALD KALTEYER
                                       -------------------------
                                       C. RONALD KALTEYER